Exhbit 10.1.1

APPENDIX E

Section 6.7(a)(i) — List of Investment Funds Available Under the Plan

E.1	The following Investment Funds are presently available under the Plan with respect to the Accounts noted.

Deferrals, the Cooper Bearing Transfer Accounts, any Transfer or Rollover Accounts, the portion of the Employer Contributions, Employer Prior Contributions, and Participant Contributions Accounts eligible for the “age 55” rule and, when approved, all other Accounts (or the full amount of the other Accounts) may be invested in the following (except that any Transfer or Rollover Accounts and Cooper Bearing Transfer Accounts may not presently be invested in Kaydon stock):

1.	Balanced I Fund — Wellington

2.	Guaranteed Income Fund

3.	Invesco Dynamics Account

4.	Janus Advisor Balanced Account

5.	Janus Worldwide Account

6.	Kaydon Corporation Stock (the “Stock Account”)

7.	Large Cap Growth/Goldman Sachs Fund

8.	Large Cap Value/John A. Levin & Co. Fund

9.	Mid Cap Growth/Artisan Partners

10.	Mid Cap Value Fund — Wellington

11.	Retirement 2010 Fund

12.	Retirement 2020 Fund

13.	Retirement 2030 Fund

14.	Retirement 2040 Fund

15.	Retirement Goal Income Fund

16.	Small Cap Growth/TimesSquare Fund

17.	Small Cap Value/TCW Fund

18.	Templeton Foreign Account

19.	TimesSquare High Grade Bond Fund

Notwithstanding any other provision of the Plan, no funds may be transferred from any other Fund into the CIGNA Guaranteed Short Term Account and no funds may be transferred from to CIGNA Guaranteed Short Term Account in the CIGNA Actively Managed Fixed Fund without first having been transferred into one or more other Funds for at least ninety (90 days.

E.2	The Parkstone Intermediate Government Obligations Fund (the “Government Obligations Fund”) was previously available, but was not available for additional allocations after December 31, 1993. That Investment Fund was available for additional allocations until December 31, 1993 and continued to be available for existing allocations to the Option on December 31, 1993 until March 31, 1994.